Ex. 99.1

                                  HIV-VAC, INC.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Amended Annual Report of HIV-VAC, Inc. (the "Company") on Form 10-KSB/A for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin W. Murray, the President, Chief Executive Officer and Chairman of the Board of the Company, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                       /s/ Kevin W. Murray
                                       -------------------
                                       Kevin W. Murray
                                       President, Chief Executive Officer and
                                       Chairman of the Board
Date: March 6, 2003










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